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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


   We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-72520 of Union Pacific Corporation on Form S-4 of our reports dated January 18, 2001, appearing and incorporated by reference in the Annual Report on Form 10-K of Union Pacific Corporation for the year ended December 31, 2000, and to the references to us under the headings "Union Pacific Selected Consolidated Historical Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.


/S/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

Omaha, Nebraska

November 26, 2001